Exhibit 16.1

Sherb & Co., LLP

Certified Public Accountants

805 Third Avenue

New York, NY 10022

Tel: (212) 838-5100

Fax: (212) 838-2676

August 25, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Technest Holdings, Inc. which was provided to us on August 25, 2005, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s amended Form 8-K report dated August 25, 2005.  We agree with paragraphs 1 and 2 under Item 4.01 concerning our firm in such Form 8-K.

Very truly yours

/s/ Sherb & Co., LLP

Sherb & Co., LLP